Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        LIBERTY FINANCIAL COMPANIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

                            Massachusetts                 04-3260640
                            -------------                 ----------
(State or other jurisdiction of
 incorporation or organization)             (I.R.S. employer identification no.)

                   600 Atlantic Avenue, Boston, MA 02210-2214
                   ------------------------------------------
               (Address of principal executive offices) (Zip Code)

                 Amended and Restated 1995 Stock Incentive Plan
                 ----------------------------------------------
                            (full title of the Plan)

                              John A. Benning, Esq.
                    Senior Vice President and General Counsel
                        Liberty Financial Companies, Inc.
                               600 Atlantic Avenue
                              Boston, MA 02210-2214
                              ---------------------
                     (Name and address of agent for service)

                                 (617) 722-6000
                                 --------------
          (Telephone number, including area code, of agent for service)

                                      CALCULATION OF REGISTRATION FEE
====================================================================================================================
     Title of securities            Amount to be           Proposed             Proposed             Amount of
       to be registered          Registered (1)(2)         Maximum               Maximum            Registration
                                                        Offering Price     Aggregate Offering           Fee
                                                        Per Share (3)           Price (3)
--------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value.............        666,710 shares          $33.4375          $22,293,115.63            $6,756
====================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Amount being registered relates to additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.

(3) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the last reported sale price of the Registrant's Common Stock on August 7, 1998, as reported by the New York Stock Exchange, Inc.

                                EXPLANATORY NOTE

         On March 27, 1997, the Registrant filed a Registration Statement on Form S-8 (file no. 33-90626), relating to 5,630,037 shares of Common Stock, $.01 par value per share (the "Common Stock"), then reserved for issuance under the Company's 1990 Stock Option Plan, 1995 Stock Incentive Plan (as amended and in effect from time to time, the "Stock Incentive Plan") and 1995 Employee Stock Purchase Plan. On May 29, 1998, the Registrant filed a Registration Statement on Form S-8 (file no. 333-28073), relating to 262,074 additional shares of Common Stock then reserved for issuance under the Stock Incentive Plan. Each such Registration Statement was immediately effective when filed and remains effective.

         This Registration Statement is being filed in order to register additional shares of the Registrant's Common Stock that may be issued under the Stock Incentive Plan. The form and contents of this Registration Statement have been prepared in compliance with General Instruction E to Form S-8. In accordance with said General Instruction E, the contents of said earlier Registration Statements hereby are incorporated herein by reference.

         The amount of shares being registered hereunder, consisting only of such additional shares, has been calculated as follows:

         Shares previously registered........................   5,892,111
            Shares issued....................................  (2,358,267)
            Open awards (potential issuances)................  (3,455,829)
                                                               ----------
         Remaining balance...................................      78,015*
                                                               ==========

         New awards..........................................     744,725**
                  Remaining balance..........................     (78,015)
                                                               ----------
                  Additional shares to be registered.........     666,710
                                                               ==========
         The above share amounts are adjusted to reflect the Registrant's 3:2 stock split paid in the form of a 50% stock dividend effected December 10, 1997.

-----------------
* Calculates as of July 31, 1998. Issuances following that date and before the filing of this Registration Statement will not alter the remaining balance.

** Include CEO Pool of shares which may be awarded by the Registrant's CEO under duly delegated authority.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The following information is included herein pursuant to General Instruction E to Form S-8:

Item 8.  Exhibits.

        5.1 Opinion of John A. Benning, Esquire as to the legality of the shares being registered.

        23.1  Consent of KPMG Peat Marwick LLP.

        23.2  Consent of Ernst & Young LLP.

        24.1  Power of Attorney.*

        99.2  The Registrant's Amended and Restated 1995 Stock Incentive Plan.**

------------------
* Incorporated by reference from the Registrant's Registration Statement on Form S-3 (SEC File No. 333-20067), initially filed with the Commission on January 21, 1997.

** Incorporated by reference from Appendix A to the Registrant's definitive Proxy Statement dated April 11, 1997, filed with the Commission on April 8, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts on August 12, 1998.

                                           Liberty Financial Companies, Inc.
                                           (Registrant)


                                           By: /s/ Kenneth R. Leibler*
                                               -----------------------------
                                               Kenneth R. Leibler
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on August 12, 1998 by the following persons in the capacities indicated.

Name                                        Capacity
----                                        --------
/s/ Kenneth R. Leibler*
-----------------------------               Chief Executive Officer, President (Principal
Kenneth R. Leibler                          Executive Officer) and Director

/s/ J. Andrew Hilbert                       Senior Vice President and Chief Financial Officer
-----------------------------
J. Andrew Hilbert

/s/ Gregory H. Adamian*                           Director
-----------------------------
Gregory H. Adamian

/s/ Gerald E. Anderson*                           Director
-----------------------------
Gerald E. Anderson

/s/ Michael J. Babcock*                           Director
-----------------------------
Michael J. Babcock

/s/ Gary L. Countryman*                           Chairman and Director
-----------------------------
Gary L. Countryman

/s/ Paul J. Darling, II*                          Director
-----------------------------
Paul J. Darling, II

                                      II-2

/s/ David F. Figgins*                             Director
-----------------------------
David F. Figgins

/s/ John B. Gray*                                 Director
-----------------------------
John B. Gray

                                                  Director
-----------------------------
John P. Hamill

/s/ Marian L. Heard*                              Director
-----------------------------
Marian L. Heard

/s/ Raymond H. Hefner, Jr.*                       Director
-----------------------------
Raymond H. Hefner, Jr.

/s/ Edmund F. Kelly*                              Director
-----------------------------
Edmund F. Kelly

/s/ Sabino Marinella*                             Director
-----------------------------
Sabino Marinella

/s/ Ray B. Mundt*                                 Director
-----------------------------
Ray B. Mundt

/s/ Glenn P. Strehle*                             Director
-----------------------------
Glenn P. Strehle

/s/ Stephen J. Sweeney*                           Director
-----------------------------
Stephen J. Sweeney

                                    *By /s/ John A. Benning
                                        -----------------------------
                                        John A. Benning
                                        Attorney-in-Fact

                                      II-3

                                INDEX TO EXHIBITS

Exhibit Number
--------------

5.1 Opinion of John A. Benning, Esquire as to the legality of the shares being registered

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Ernst & Young LLP